Exhibit 99

N E W S   R E L E A S E

CONTACT:

Brendan Harrington, Interim Chief Executive Officer

(716) 887-7244

CTG ANNOUNCES 2014 FOURTH QUARTER AND YEAR END

CONFERENCE CALL AND WEBCAST INFORMATION

BUFFALO, N.Y. — February 20, 2015— CTG (NASDAQ: CTG), an information technology (IT) staffing and solutions company, today announced that it would release its 2014 fourth quarter and year-end financial results on Tuesday, February 24, 2015 before the market opens, followed by a conference call to discuss its financial results and business strategy at 8:30 a.m. Eastern Time. CTG Interim Chief Executive Officer Brendan Harrington will lead the call. Interested parties can dial in to 1-888-276-0010 between 8:10 a.m. and 8:20 a.m. and ask for the CTG conference call. A replay of the call will be available between 10:30 a.m. Eastern Time February 24, 2015 and 11:00 p.m. Eastern Time February 27, 2015 by dialing 1-800-475-6701 and entering the conference ID number 341050.

A webcast of the call will also be available on CTG’s web site: http://www.ctg.com. The webcast will also be archived on CTG’s web site at http://investor.ctg.com/events.cfm for 90 days following completion of the conference call.

About CTG

CTG develops innovative IT solutions to address the business needs and challenges of companies in several higher-growth industries including healthcare, technology services, energy, and financial services. As a leading provider of IT and business solutions to the healthcare market, CTG helps healthcare institutions, physician practices groups, payers, and related organizations achieve clinical and financial goals. CTG has developed for the healthcare provider and payer markets unique, proprietary analytics solutions that support better and lower cost healthcare. CTG also provides managed services IT staffing for major technology companies and large corporations. Backed by nearly 50 years of experience, proprietary methodologies, and an ISO 9001-certified management system, CTG has a proven track record of delivering high-value, industry-specific solutions. CTG operates in North America and Western Europe. CTG posts news and other important information online at www.ctg.com.

Safe Harbor Statement

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, business strategy and expectations for 2015, and statements related to cost control, new business opportunities, business wins, market demand, and other attributes of the Company. These statements are based upon a review of industry reports, current business conditions in the areas where the Company does business, the availability of qualified professional staff, the demand for the Company’s services, feedback from existing and potential new customers, current and proposed legislation and governmental regulations that may affect the Company and/or its customers, and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the dependence on orders from certain customers and the degree of concentration, the uncertainty of customers’ implementation of cost reduction projects, the effect of healthcare reform mandates and initiatives, the mix of work and revenue between staffing and solutions, currency exchange risks, and new changes in government regulations and laws that affect the IT industry and the industries in which the Company’s clients operate. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2013 Form 10-K, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

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